Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the shares of common stock, par value $0.01 per share beneficially owned by each of them of Chuy’s Holdings, Inc.

This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned execute this Joint Filing Agreement as of the 12th day of February, 2013.

MY/ZP EQUITY, L.P.

By:	MY/ZP GP, LLC, its General Partner

	By:	/s/ Michael R. Young
		Name:	Michael R. Young, as trustee for the Young Descendants’ Trust
		Title:	Member

	By:	/s/ John A. Zapp
		Name:	John A. Zapp
		Title:	Member

MY/ZP GP, LLC

By:	/s/ Michael R. Young
	Name:	Michael R. Young, as trustee for the Young Descendants’ Trust
	Title:	Member

By:	/s/ John A. Zapp
	Name:	John A. Zapp
	Title:	Member

/s/ Michael R. Young
Michael R. Young

/s/ John A. Zapp
John A. Zapp